As filed with the Securities and Exchange Commission on July 12, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bank of Montreal

(Exact name of Registrant as specified in its charter)

Canada	13-4941092
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 King Street West

1 First Canadian Place

Toronto, Ontario

Canada, M5X 1A1

Tel: +1 416-867-6785

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Colleen Hennessy

Bank of Montreal

111 West Monroe Street

Chicago, Illinois, USA 60690

Tel: +1 312-461-7745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

M&I Retirement Program

Missouri State Bank & Trust Company Retirement Savings Plan

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, without par value, issuable under M&I Retirement Program	1,950,000	$55.75	$108,712,500	$12,459
Common Shares, without par value, issuable under Missouri State Bank & Trust Company Retirement Savings Plan	50,000	$55.75	$2,787,500	$320
TOTAL	2,000,000	$55.75	$111,500,000	$12,779

(1)	No original issuance Common Shares will be offered under the M&I Retirement Program and the Missouri State Bank & Trust Company Retirement Savings Plan (collectively, the “Plans”). In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover any additional shares of the Registrant’s common stock that become issuable under the Plans by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock. In addition, pursuant to Rule 416(c) of the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.
(2)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant’s common stock on the New York Stock Exchange on July 9, 2012 (which is within five business days prior to the date of filing) in accordance with Rule 457(c) of the Securities Act.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 as an amendment to the Form S-8 (Registration No. 333-175413), filed on July 8, 2011, for the purpose of registering an additional 2,000,000 common shares, without par value, of Bank of Montreal (the “Bank” or “Registrant”), which may be issued pursuant to the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEMS 1 and 2.	Plan Information and Registrant Information and Employee Plan Annual Information

The documents containing the information specified in Part I and II of this Registration Statement (the “Registration Statement”) have been or will be sent or given to participants in the plans listed on the cover of this Registration Statement (together, the “Plans”) as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference

The rules of the Commission allow Bank of Montreal (the “Company” or the “Registrant”) to include information by “incorporation by reference” into this Registration Statement. The Registrant incorporated herein by reference the following documents, which have been filed by the Registrant with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended, which is referred to herein as the “Exchange Act”):

Registrant Filings with the SEC	Period and/or Filing Date

Annual Report on Form 40-F	Year ended October 31, 2011, as filed December 6, 2011

Annual report on Form 11-K of the M&I Retirement Program	Year ended December 31, 2010, as filed June 9, 2011

Annual Report on Form 11-K of the Missouri State Bank & Trust Company Retirement Savings Plan	Year ended December 31, 2010, as filed June 9, 2011

Report of Foreign Issuer on Form 6-K*	Filed January 4, 2012

Reports of Foreign Issuer on Form 6-K*	Filed January 10, 2012

Report of Foreign Issuer on Form 6-K*	Filed January 19, 2012

Report of Foreign Issuer on Form 6-K*	Filed January 30, 2012

Reports of Foreign Issuer on Form 6-K*	Filed February 24, 2012

Report of Foreign Issuer on Form 6/A*	Filed February 28, 2012 (four filings)

Report of Foreign Issuer on Form 6-K*	Filed March 20, 2012

Report of Foreign Issuer on Form 6-K*	Filed April 27, 2012

Report of Foreign Issuer on Form 6-K*	Filed May 7, 2012

Report of Foreign Issuer on Form 6-K*	Filed May 23, 2012 (four filings)

Report of Foreign Issuer on Form 6-K*	Filed June 21, 2012

Description of the Common Shares of the Registrant contained in Form 8-A (File No. 1-13354)	Filed September 26, 1994

*	Other than the portions of those documents not deemed to be filed.

In addition, to the extent designated therein, certain reports on Form 6-K and all documents filed by the Registrant under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement, but prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement, other than the portions of those documents not deemed to be filed, and to be part of this registration statement from the date of filing of such reports.

All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.	Description of Securities

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel

None.

ITEM 6.	Indemnification of Directors and Officers

Under the Bank Act of Canada (the “Bank Act”), except in respect of an action by or on behalf of the bank to procure a judgment in its favor, a bank may indemnify a director or officer, a former director or officer or another person who acts or acted, at the Registrant’s request, as a director or officer or in a similar capacity for another entity, and his or her heirs and personal representatives, against all costs, charges, expenses, and liability, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her because of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the bank or other entity, if: (1) that person acted honestly and in good faith with a view to the best interests of, as the case may be, the bank or the other entity for which he or she acted at the bank’s request as a director or officer or in a similar capacity; and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, that person had reasonable grounds for believing that his or her conduct was lawful.

These individuals are entitled to an indemnity from the bank in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any action to which the individual is subject because of the association referred to above with the bank or other entity if the person was not judged by the courts or other competent authority to have committed any fault or omitted to do anything that they ought to have done and fulfilled the conditions set out in (1) and (2) above. Under the Registrant’s by-laws, the Registrant is required to indemnify its directors and officers to the full extent permitted by the Bank Act. A bank may, with the approval of a court, also indemnify that person regarding an action by or on behalf of the bank or other entity to procure a judgment in its favor, to which the person is made a party because of the association referred to above with the bank or other entity, if he or she fulfills the conditions set out in (1) and (2) above.

ITEM 7.	Exemption from Registration Claimed

Not applicable.

ITEM 8.	Exhibits

3.1	By-laws of Bank of Montreal (incorporated by reference to the Current Report on Form 6-K filed by Bank of Montreal with the SEC on March 28, 2011).

4.5	M&I Retirement Program, as amended.

4.6	Missouri State Bank & Trust Company Retirement Savings Plan, as amended.

23.1	Consent of KPMG LLP

23.2	Consent of Baker Tilly Virchow Krause, LLP

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-8 (Registration No. 333-175413), filed by Bank of Montreal with the SEC on July 8, 2011).

ITEM 9.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors,

officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Toronto, Canada, on this 12th day of July, 2012.

BANK OF MONTREAL

By:	/s/ William A. Downe
Name:	William A. Downe
Title:	President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated in the City of Toronto, Province of Ontario, Canada.

Signature	Title	Date

/s/ * William A. Downe	President and Chief Executive Officer, Director (Principal Executive Officer)	July 12, 2012

/s/ * Thomas E. Flynn	Executive Vice-President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 12, 2012

/s/ * J. Robert S. Prichard	Chairman	July 12, 2012

/s/ * Robert M. Astley	Director	July 12, 2012

/s/ * Sophie Brochu	Director	July 12, 2012

/s/ * George A. Cope	Director	July 12, 2012

/s/ * Christine A. Edwards	Director	July 12, 2012

/s/ * Ronald H. Farmer	Director	July 12, 2012

/s/ * Harold N. Kvisle	Director	July 12, 2012

Eric La Flèche	Director

/s/ * Bruce H. Mitchell	Director	July 12, 2012

/s/ * Philip S. Orsino	Director	July 12, 2012

/s/ * Martha C. Piper	Director	July 12, 2012

/s/ * Guylaine Saucier	Director	July 12, 2012

/s/ * Don M. Wilson III	Director	July 12, 2012

*/s/ William A. Downe William A. Downe Attorney-in-Fact

The Plans. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on this 12th day of July, 2012.

MISSOURI STATE BANK & TRUST COMPANY RETIREMENT SAVINGS PLAN

By:	/s/ Mary P. Wessel
Name:	Mary P. Wessel
Title:	Vice President BMO Harris Bank N.A., its administrator

M&I RETIREMENT PROGRAM

By:	/s/ Mary P. Wessel
Name:	Mary P. Wessel
Title:	Vice President BMO Harris Bank N.A., its administrator

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative has duly caused this registration statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Bank of Montreal in the United States, in the City of Chicago, State of Illinois, on this 12th day of July, 2012.

BANK OF MONTREAL

By:	/s/ Colleen Hennessy
Name:	Colleen Hennessy
Title:	Associate General Counsel, BMO Harris Bank N.A., as Authorized Representative in the United States